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                                                                  EXHIBIT 4.17.2

                               Calpine Corporation

                   4.75% Contingent Convertible Notes due 2023

                          REGISTRATION RIGHTS AGREEMENT

                                                               November 14, 2003

Each of the Several Purchasers listed below, in care of:

Deutsche Bank Securities Inc.
60 Wall Street
New York, New York 10005

Dear Sirs:

         Calpine Corporation, a Delaware corporation (the "Company"), proposes to issue and sell (the "Initial Placement") to Deutsche Bank Securities Inc. ("Deutsche Bank"), Credit Lyonnais Securities (USA) Inc., Harris Nesbitt Corp. and Williams Capital Group (collectively, the "Purchasers") upon the terms set forth in the Purchase Agreement dated as of November 6, 2003 (the "Purchase Agreement"), between the representative of the Purchasers and the Company, $600.0 million of its 4.75% Contingent Convertible Notes due 2023 (the "Firm Securities"), which are convertible into cash and shares of the Company's common stock, par value $.001 per share (the "Stock"), upon the occurrence of certain circumstances under the terms of an indenture (the "Indenture") dated as of November 14, 2003, between the Company and Wilmington Trust Company, as trustee (the "Trustee"). The Company also proposes to issue and sell to Deutsche Bank, at the option of Deutsche Bank, an aggregate principal amount of up to $300.0 million additional 4.75% Contingent Convertible Notes due 2023 (the "Option Securities"). The Firm Securities and the Option Securities (to the extent the aforementioned option is exercised) are herein collectively called the "Securities." As an inducement to the Purchasers to enter into the Purchase Agreement and in satisfaction of a condition to the obligations of the Purchasers thereunder, the Company agrees with the Purchasers for the benefit of the Holders (as defined herein), as follows:

         1. DEFINITIONS. Capitalized terms used herein without definition shall have the meanings ascribed to them in the Purchase Agreement or, if not defined therein, in the Offering Circular dated November 7, 2003. As used in this Agreement, the following capitalized defined terms shall have the following meanings:

                  "Act" or "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

                  "Affiliate" of any specified person means any other person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such specified person. For purposes of this definition, control of a person means the power, direct or indirect, to direct or cause the direction of the management and policies of such person whether by contract or otherwise; the terms "controlling" and "controlled" have meanings correlative to the foregoing.

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                  "Applicable Rate" means the rate at which the Securities
accrue interest.

                  "Business Day" means any day other than (i) a Saturday or Sunday, (ii) a day on which banking institutions in The City of New York are authorized or required by law to close or (iii) a day on which the corporate trust office of the Trustee is closed for business.

                  "Closing Date" has the meaning given such term in the Purchase Agreement.

                  "Commission" means the United States Securities and Exchange Commission, or any other federal agency at the time administering the Exchange Act or the Securities Act, whichever is the relevant statute for the particular purpose.

                  "Common Stock" means the Company's common stock, par value $.001 per share.

                  "Company" has the meaning set forth in the first paragraph of this Agreement.

                  "Effective Date" means the date on which the Registration Statement filed pursuant to Section 2 is declared effective by the Commission.

                  "Effectiveness Deadline" means the 270th day following the Closing Date.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

                  "Filing Deadline" means the 210th day following the Closing Date.

                  "Holder" and "Holders" each mean any person that is the record owner of Registrable Securities (and includes any person that has a beneficial interest in any Registrable Security in book-entry form).

                  "Indenture" means the Indenture, dated as of November 14, 2003, between the Company and the Trustee, as amended and supplemented from time to time in accordance with its terms.

                  "Initial Placement" has the meaning set forth in the first paragraph to this Agreement.

                  "Managing Underwriters" means the investment banker or investment bankers and manager or managers that shall administer an underwritten offering, if any, as set forth in Section 6 hereof.

                  "Notice and Questionnaire" means a Notice of Registration Statement and Selling Securityholder Questionnaire in a form reasonably agreed to by the Company and the Purchasers.

                  "Person" means any individual, partnership, corporation, trust, or unincorporated organization, or a governmental agency or political subdivision thereof.

                  "Prospectus" means the prospectus included in any Shelf Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A under

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the Act), with respect to the terms of the offering of any portion of the
Securities covered by such Shelf Registration Statement, as amended or supplemented by all amendments (including post-effective amendments) and supplements to the Prospectus.

                  "Purchase Agreement" has the meaning set forth in the first paragraph to this Agreement.

                  "Purchasers" has the meaning set forth in the first paragraph to this Agreement.

                  "Registrable Securities" means (i) any Securities and (ii) any Stock issuable upon conversion of the Securities that has not been registered under the Act.

                  "Registration" means a registration effected pursuant to
Section 2 hereof.

                  "Registration Default" has the meaning given to such term in
Section 7(a) hereof.

                  "Securities" has the meaning set forth in the first paragraph to this Agreement.

                  "Shelf Registration" means a registration effected pursuant to
Section 2 hereof.

                  "Shelf Registration Period" has the meaning set forth in
Section 2(b) hereof.

                  "Shelf Registration Statement" shall mean a "shelf" registration statement filed under the Securities Act on an appropriate form providing for the registration of, and the sale on a continuous or delayed basis by the Holders of, all of the Registrable Securities pursuant to Rule 415 under the Securities Act and/or any similar rule that may be adopted by the Commission, filed by the Company pursuant to the provisions of Section 2 of this Agreement, including the Prospectus contained therein, any amendments and supplements to such registration statement, including post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement.

                  "Trust Indenture Act" means the Trust Indenture Act of 1939, or any successor thereto, and the rules, regulations and forms promulgated thereunder, as the same shall be amended from time to time.

                  "Trustee" means Wilmington Trust Company, in its capacity as trustee pursuant to the Indenture.

                  "Underwriter" means any underwriter of Registrable Securities in connection with an underwritten offering thereof under a Shelf Registration Statement.

         2. SHELF REGISTRATION (a) The Company shall as promptly as practicable prepare and, not later than the Filing Deadline, shall file with the Commission a Shelf Registration Statement relating to the offer and sale of the Registrable Securities by the Holders from time to time in accordance with the methods of distribution elected by such Holders and set forth in such Shelf Registration Statement and, thereafter shall use all reasonable efforts to cause such Shelf Registration Statement to be declared effective under the Act as soon as practicable, but in no event later than the Effectiveness Deadline; provided, however, that the Company may, upon written notice to all Holders, postpone having the Shelf Registration Statement declared effective for a reasonable period not to exceed 90 days in any 365 day period if the Company possesses material non-public information, the disclosure of which would have a material adverse effect on

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the Company and its subsidiaries taken as a whole; provided, further, however, that no Holder (other than the Purchasers) shall be entitled to have its Registrable Securities covered by such Shelf Registration Statement unless such Holder agrees in writing to be bound by all the provisions of this Agreement applicable to such Holder.

                  (b)      The Company shall each use all reasonable efforts:

                           (i) to keep the Shelf Registration Statement continuously effective in order to permit the Prospectus forming a part thereof to be lawfully delivered to the Holders until the earliest of (a) the sale of all Registrable Securities registered under the Shelf Registration Statement; and (b) two years after the date the Securities are issued, in any such case such period being called the "Registration Period;" and

                           (ii) during the Shelf Registration Period, promptly upon the request of any Holder of Registrable Securities, to take any action reasonably necessary to enable such Holder to use the Prospectus forming a part thereof for resales of Registrable Securities, and to identify such Holder as a selling securityholder; provided, however, that nothing in this subparagraph shall relieve such Holder of the obligation to return a completed and signed Notice and Questionnaire to the Company in accordance with Section 3(a) hereof.

                  The Company shall be deemed not to have used all reasonable efforts to keep the Shelf Registration Statement effective during the Shelf Registration Period if it voluntarily takes any action that would result in Holders of Registrable Securities covered thereby not being able to offer and sell such Registrable Securities during such period, unless such action is required by applicable law.

                  (c) The Company may suspend the use of the Prospectus for a period not to exceed 30 days in any 90-day period or an aggregate of 90 days in any 365-day period if the Board of Directors of the Company, or the executive committee thereof, shall have determined in good faith that because of valid business reasons (not including the avoidance of the Company's obligations hereunder), including the acquisition or divestiture of assets, pending corporate developments and similar events, it is in the best interests of the Company to suspend such use, and prior to suspending such use, the Company provides the Holders with written notice of such suspension, which notice need not specify the nature of the event giving rise to such suspension.

                  (d) Notwithstanding any provisions of this Agreement to the contrary, the Company shall cause the Shelf Registration Statement and the related Prospectus and any amendment or supplement thereto, as of the effective date of the Shelf Registration Statement, amendment or supplement, (i) to comply in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the Commission and (ii) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

         3. REGISTRATION PROCEDURES. In connection with any Shelf Registration Statement, the following provisions shall apply:

                  (a) (i) Not less than 30 calendar days prior to the Effective Date of the Shelf Registration Statement, the Company shall mail the Notice and Questionnaire to the Holders of

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Registrable Securities. No Holder shall be entitled to be named as a selling securityholder in the Shelf Registration Statement or have its Registrable Securities included therein, and no Holder shall be entitled to use the Prospectus forming a part thereof for resales of Registrable Securities at any time, unless such Holder is an Electing Holder; provided, however, Holders of Registrable Securities shall have at least 28 calendar days from the date on which the Notice and Questionnaire is first mailed to such Holders to return a completed and signed Notice and Questionnaire to the Company.

                           (ii) After the Effective Date of the Shelf Registration Statement and during the Shelf Registration Period, the Company shall, upon the request of any Holder of Registrable Securities that is not then an Electing Holder, promptly send a Notice and Questionnaire to such Holder. The Company shall not be required to take any action to name such Holder as a selling securityholder in the Shelf Registration Statement or to enable such Holder to use the Prospectus forming a part thereof for resales of Registrable Securities until such Holder has returned a completed and signed Notice and Questionnaire to the Company.

                           (iii) The term "Electing Holder" shall mean any Holder of Registrable Securities that has returned a completed and signed Notice and Questionnaire to the Company in accordance with Section 3(a)(i) or 3(a)(ii) hereof and has otherwise agreed to be bound by all the provisions of this Agreement applicable to such Holder.

                  (b)      The Company shall furnish to (i) the Purchasers and
(ii) any other Holders who so request, and its counsel and accountants, prior to the filing thereof with the Commission, a copy of any Shelf Registration Statement, and each pre-effective amendment thereof and each amendment or supplement, if any, to the Prospectus included therein and shall each use all reasonable efforts to reflect in each such document, when so filed with the Commission, such comments as the Purchasers and such other Holders reasonably may propose.

                  (c) The Company shall give written notice to the Purchasers and the Holders:

                           (i) when the Shelf Registration Statement and any amendment thereto has been filed with the Commission and when the Shelf Registration Statement or any post-effective amendment thereto (other than post-effective amendments filed to name a Holder as a selling securityholder therein or to provide information with respect to selling securityholders, in which case the Company shall give written notice solely to such Holder or selling securityholders) has become effective;

                           (ii) of any written request by the Commission for amendments or supplements to the Shelf Registration Statement or the Prospectus included therein or for additional information;

                           (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Shelf Registration Statement or the initiation of any proceedings for that purpose;

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                           (iv)     of the receipt by the Company of any
                  notification with respect to the suspension of the qualification of the Securities included therein for sale in any state or the initiation or threatening of any proceeding for such purpose; and

                           (v)      of the happening, during the Shelf
                  Registration Period, of any event that requires the making of any changes in the Shelf Registration Statement or the Prospectus so that, as of such date, the Registration Statement and the Prospectus do not contain an untrue statement of a material fact and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading (which advice shall be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes have been made).

                  (d) The Company shall use all reasonable efforts to prevent the issuance, and if issued to obtain the withdrawal, of any order suspending the effectiveness of any Shelf Registration Statement at the earliest possible time.

                  (e) The Company shall furnish to the Purchasers and each requesting Holder included within the coverage of any Shelf Registration Statement, without charge, at least one copy of such Shelf Registration Statement and any post-effective amendment thereto (including, to the Purchasers or any such Holder who so requests, any reports or other documents incorporated therein by reference), including financial statements and schedules included therein, and, if such Holder so requests, all exhibits (including those incorporated by reference).

                  (f) The Company shall, during the Shelf Registration Period, deliver to each Holder included within the coverage of any Shelf Registration Statement, without charge, as many copies of the Prospectus (including each preliminary Prospectus) included in such Shelf Registration Statement and any amendment or supplement thereto as such Holder may reasonably request; and the Company consents to the use, in accordance with the terms of this Agreement, of the Prospectus or any amendment or supplement thereto by each of the selling Holders of Registrable Securities in connection with the offering and sale of the Registrable Securities covered by the Prospectus or any amendment or supplement thereto during the Shelf Registration Period.

                  (g) Prior to any offering of Registrable Securities pursuant to any Shelf Registration Statement, the Company shall register or qualify, or shall cooperate with the Holders of Registrable Securities included therein and their respective counsel in connection with the registration or qualification of, such Registrable Securities for offer and sale under the securities or blue sky laws of such states as any such Holders reasonably request in writing and do any and all other acts or things necessary or advisable to enable the offer and sale in such states of the Registrable Securities covered by such Shelf Registration Statement; provided, however, that the Company will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process or to taxation in any such jurisdiction where it is not then so subject.

                  (h) Unless the applicable Registrable Securities shall be in book-entry only form, the Company shall cooperate with the Holders of Registrable Securities to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold pursuant to any Shelf Registration Statement free of any restrictive legends and in such permitted

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denominations and registered in such names as Holders may request in connection with the sale of Registrable Securities pursuant to such Shelf Registration Statement.

                  (i) Upon the occurrence of any event contemplated by paragraphs (ii) through (v) of Section 3(c) above (other than a request by the Commission solely for additional information as referred to in Section 3(c)(ii) and unless directed otherwise by the Commission), the Company shall promptly prepare and file a post-effective amendment to any Shelf Registration Statement or an amendment or supplement to the related Prospectus or file any other required document so that, as thereafter delivered to Holders or purchasers of the Registrable Securities included therein, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. If the Company notifies the Purchasers or the Holders of the Securities in accordance with paragraphs (ii) through (v) of Section 3(c) above to suspend the use of the Prospectus until the requisite changes to the Prospectus have been made, then the Purchasers and the Holders of the Registrable Securities shall suspend use of the Prospectus for such time.

                  (j) Not later than the effective date of any Shelf Registration Statement hereunder, the Company shall provide a CUSIP number for the Registrable Securities registered under such Shelf Registration Statement, and provide the applicable Trustee with certificates for such Registrable Securities, in a form eligible for deposit with The Depository Trust Company.

                  (k) The Company shall use all reasonable efforts to comply with all applicable rules and regulations of the Commission and shall make generally available to its security holders (or otherwise provide in accordance with Section 11(a) of the Securities Act) as soon as practicable after the effective date of the applicable Shelf Registration Statement an earnings statement satisfying the provisions of Section 11(a) of the Securities Act, but in no event later than 45 days after the end of a 365-day period (or 90 days, it such period is a fiscal year) beginning with the first month of the Company's first fiscal quarter commencing after the effective date of the Registration Statement, which statement shall cover such 365-day period.

                  (l) The Company shall cause the Indenture to be qualified under the Trust Indenture Act in a timely manner and containing such changes, if any, as shall be necessary for such qualification. In the event that such qualification would require the appointment of a new trustee under the Indenture, the Company shall appoint a new trustee thereunder pursuant to the applicable provisions of such agreement.

                  (m) The Company may require each Holder of Registrable Securities to be sold pursuant to any Shelf Registration Statement as a condition to the registration of such Holder's Registrable Securities thereunder to furnish to the Company such information regarding the Holder and the distribution of such Registrable Securities as the Company may from time to time reasonably require for inclusion in such Shelf Registration Statement. Each Holder who offers and sells Registrable Securities by means of the Shelf Registration Statement shall do so in accordance with the terms thereof and the requirements of the Securities Act.

                  (n) The Company shall, if requested, as soon as practicable after receipt of notice from the Managing Underwriters, promptly incorporate in a Prospectus supplement or post-effective amendment to a Shelf Registration Statement, such information as the Managing Underwriters, if any, reasonably agree should be included therein and to which the Company does not reasonably object and shall make all required filings of such Prospectus supplement or post-

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effective amendment as soon as practicable after they are notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment.

                  (o) The Company shall enter into such customary agreements (including underwriting agreements in customary form) to take all other appropriate actions in order to expedite or facilitate the registration or the disposition of the Registrable Securities and in connection therewith, if an underwriting agreement is entered into, cause the same to contain indemnification provisions and procedures substantially identical to those set forth in Section 5 hereof (or such other customary provisions and procedures acceptable to the Managing Underwriters, if any) with respect to all parties to be indemnified pursuant to Section 5 hereof.

                  (p) The Company shall (1) make reasonably available for inspection by the Holders of Securities to be registered thereunder, any underwriter participating in any disposition pursuant to such Shelf Registration Statement, and any attorney, accountant or other agent retained by such Holders or any such underwriter, all relevant financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries as shall be requested in connection with the discharge of their due diligence obligations; (ii) cause the Company's officers, directors, employees and independent public accountants and the Trustee to supply at the Company's expense all relevant information reasonably requested by such Holders or any such underwriter, attorney, accountant or agent in connection with any such Shelf Registration Statement as is customary for similar due diligence examinations; provided, however, that any information that is designated in writing by the Company in good faith as confidential at the time of delivery of such information shall be kept confidential by such Holders or any such underwriter, attorney, accountant or agent, unless such disclosure is made in connection with a court proceeding or required by law, or such information becomes available to the public generally or through a third party without an accompanying obligation of confidentiality; and provided further that the foregoing inspection and information gathering shall be coordinated on behalf of the Holders and the other parties entitled thereto by one counsel, who shall be Latham & Watkins LLP unless another nationally-recognized law firm with specialization in securities laws shall be chosen by the Company; (iii) make such representations and warranties to the Holders of Securities registered thereunder and the underwriters, if any, in form, substance and scope as are customarily made by the issuers to underwriters in primary underwritten offerings and covering matters as are customarily covered in representations and warranties requested in primary underwritten offerings including, but not limited to, those set forth in the Purchase Agreement; (iv) obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the Managing Underwriters, if any) addressed to each selling Holder and the underwriters, if any, thereof and dated, in the case of the initial opinion, the effective date of such Shelf Registration Statement (it being agreed that the matters to be covered by such opinion shall include, without limitation, the due incorporation and good standing of the Company and its Subsidiaries; the due authorization, execution and delivery of the relevant agreement of the type referred to in
Section 3(o) hereof; the due authorization, execution, authentication and issuance, and the validity and enforceability, of the applicable Securities: the absence of material legal or governmental proceedings involving the Company and its Subsidiaries; the absence of governmental approvals required to be obtained in connection with the Shelf Registration Statement, the offering and sale of the applicable Securities, or any agreement of the type referred to in Section 3(o) hereof; the compliance as to form of such Shelf Registration Statement and any documents incorporated by reference therein and of the Indenture, with the requirements of the Securities Act and the Trust Indenture Act; and, as of the date of the opinion and as of the effective date of the Shelf Registration Statement or most recent post-effective amendment thereto, as the case may be, that such counsel do not believe that such Shelf Registration

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Statement and the prospectus included therein, as then amended or supplemented, and any documents incorporated by reference therein contain an untrue statement of a material fact or omit to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any such documents, in the light of the circumstances existing at the time that such documents were filed with the Commission under the Exchange
Act); (v) cause its officers to execute and deliver all customary documents and certificates and updates thereof requested by such Holders and any underwriters of the applicable Securities and (vi) cause its independent public accountants and the independent public accountants with respect to any other entity for which financial information is provided in the Shelf Registration Statement to provide to the Holders of the applicable Securities and any underwriter therefor a comfort letter in customary form and covering matters of the type customarily covered in comfort letters in connection with primary underwritten offerings, subject to receipt of appropriate documentation as contemplated, and only if permitted, by Statement of Auditing Standards No. 72. The foregoing actions set forth in clauses (iii), (iv), (v) and (vi) of this Section 3(p) shall be performed at (A) the effectiveness of such Shelf Registration Statement and each post-effective amendment thereto, other than post-effective amendments filed to name a Holder as a selling securityholder therein or to provide information with respect to selling securityholders, and (B) each closing under any underwritten offering of the Securities to the extent required under any related underwriting or similar agreement.

                  (q) The Company will use all reasonable efforts to cause the Common Stock issuable upon conversion of the Securities to be listed on each securities exchange, over-the-counter market, or respective counterpart if any, on which any shares of Common Stock are then listed.

                  (r) The Company shall, in the event that any broker-dealer registered under the Exchange Act shall underwrite any Registrable Securities or participate as a member of an underwriting syndicate or selling group or "assist in the distribution" (within the meaning of the Rules of Fair Practice and the By-Laws of the National Association of Securities Dealers, Inc. ("NASD")) thereof, whether as a Holder of such Registrable Securities or as an underwriter, a placement or sales agent or a broker or dealer in respect thereof, or otherwise, assist such broker-dealer in complying with the requirements of such Rules and By-Laws, including, without limitation, by (A) if such Rules or By-Laws, including Rule 2720, shall so require, engaging a "qualified independent underwriter" (as defined in Rule 2720) to participate in the preparation of the Shelf Registration Statement relating to such Registrable Securities, to exercise usual standards of due diligence in respect thereto and, if any portion of the offering contemplated by such Shelf Registration Statement is an underwritten offering or is made through a placement or sales agent, to recommend the yield of such Registrable Securities, (B) indemnifying any such qualified independent underwriter to the extent of the indemnification of underwriters provided in Section 5 hereof and (C) providing such information to such broker-dealer as may be required in order for such broker-dealer to comply with the requirements of the Rules of Fair Practice of the NASD.

                  (s) The Company shall use all reasonable efforts to take all other steps necessary to effect the registration, offering and sale of the Registrable Securities covered by the Shelf Registration Statement contemplated hereby.

         4. REGISTRATION EXPENSES (a) All expenses incident to the Company's performance of and compliance with this Agreement will be borne by the Company, regardless of whether a Shelf Registration Statement is ever filed or becomes effective, including without limitation:

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                           (i)      all registration and filing fees and
                  expenses;

                           (ii) all fees and expenses of compliance with federal securities and state "blue sky" or securities laws;

                           (iii) all expenses of printing (including printing certificates for the Securities without the restrictive legend to be issued and printing of Prospectuses), messenger and delivery services and telephone;

                           (iv) all fees and disbursements of counsel for the Company;

                           (v)      all application and filing fees in
                  connection with listing the Securities on a national securities exchange or automated quotation system pursuant to the requirements hereof; and

                           (vi) all fees and disbursements of independent certified public accountants of the Company (including the expenses of any special audit and comfort letters required by or incident to such performance).

                  The Company will bear its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any person, including special experts, retained by the Company.

                  (b) In connection with any Shelf Registration Statement required by this Agreement, the Company will reimburse the Purchasers and the Holders who are selling or reselling Registrable Securities pursuant to the Shelf Registration Statement for the reasonable fees and disbursements of not more than one counsel, who shall be Latham & Watkins LLP unless another nationally-recognized law firm with specialization in securities laws shall be chosen by the Company.

         5. INDEMNIFICATION AND CONTRIBUTION (a) In connection with any Shelf Registration Statement, the Company agrees to indemnity and hold harmless the Purchasers, each Holder of Securities covered thereby (including the Purchasers), their respective partners, directors, and officers and each person, if any, who controls the Purchasers or any such Holder within the meaning of
Section 15 of the Securities Act (the Purchasers, Holder and such controlling persons are referred to collectively as the "Indemnified Parties") against any losses, claims, damages or liabilities, joint or several, or any actions in respect thereof (including, but not limited to, any losses, claims, damages, liabilities or actions relating to purchases and sales of the Securities) to which each Indemnified Party may become subject under the Securities Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Shelf Registration Statement as originally filed or in any amendment or supplement thereof, or in any preliminary Prospectus or Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in the light of the circumstances under which they were made, and shall reimburse each such Indemnified Party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that (i) the Company will not be liable in any case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Purchasers or any such Holder specifically for inclusion therein and (ii) the foregoing indemnity, with respect to any untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary Prospectus relating to a Shelf Registration Statement, shall not inure to the benefit of any Holder (or any person controlling such Holder) from whom the person asserting any such losses, claims, damages or liabilities purchased the Securities concerned, to the extent that a Prospectus relating to such Securities was required to be delivered by such Holder under the Securities Act in connection with such purchase and any such loss, claim, damage or liability of such Holder results from the fact that there was not sent or given to such person, at or prior to the written confirmation of the sale of such Securities to such person, a copy of the Final Prospectus if the Company had previously furnished copies thereof to such Holder at or prior to the written confirmation of the sale of such Securities to such person and the untrue statement or alleged untrue statement or omission or alleged omission contained in the preliminary prospectus was corrected in the final prospectus (or the final prospectus as supplemented). This indemnity agreement will be in addition to any liability which the Company may otherwise have.

         The Company shall also indemnify underwriters, their officers, directors and each person who controls such underwriters within the meaning of the Securities Act or the Exchange Act to the same extent as provided above with respect to the indemnification of the Holders of the Securities and shall, if requested by any Holder, enter into an underwriting agreement reflecting such agreement, as provided in Section 3(n) and Section 6 hereof.

                  (b) Each Holder of Securities covered by a Shelf Registration Statement (including the Purchasers) severally, and not jointly, agrees to indemnify and hold harmless (i) the Company, (ii) each of the directors of the Company, (iii) each of its officers who signs such Shelf Registration Statement and (iv) each person who controls the Company within the meaning of either the Securities Act or the Exchange Act to the same extent as the foregoing indemnity from the Company, but only in respect of written information relating to such Holder furnished to the Company by or on behalf of such Holder specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any such Holder may otherwise have.

                  (c) Promptly after receipt by an indemnified party under this Section 5 of notice of the commencement of any action or proceeding (including a governmental investigation), such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this
Section 5, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability it may have to any indemnified party otherwise than under paragraph (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of such indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 5 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

                  (d) If the indemnification provided for in this Section 5 is unavailable or insufficient to hold harmless an indemnified party under subsections (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the Initial Placement and the Shelf Registration Statement, or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause
(i) above but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof) as well as any other relevant equitable considerations. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or such Holder or such other indemnified party, as the case may be, on the other, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding any other provision of this
Section 5(d), the Holders of the Securities shall not be required to contribute any amount in excess of the amount by which the net proceeds received by such Holders from the sale of the Securities pursuant to the Shelf Registration Statement exceeds the amount of damages which such Holders have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph (d), each person, if any, who controls such indemnified party within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as such indemnified party and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as the Company.

                  (e) The agreements contained in this Section 5 shall survive the sale of the Securities pursuant to a Registration Statement and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any indemnified party.

         6. UNDERWRITTEN OFFERING. If, pursuant to written notice delivered to the Company by the Holders of a majority of aggregate principal amount of Registrable Securities then registered pursuant to a Shelf Registration, such Holders so elect, the offer and sale of any Common Stock issued or issuable upon conversion of the Securities may be effected in the form of an underwritten offering. In any such underwritten offering, the investment banker or bankers and manager or managers that will administer the offering will be selected by, and the underwriting arrangements with respect thereto will be approved by, the Company; provided, however, that such investment bankers and managers and underwriting arrangements must be reasonably satisfactory to the Holders of a majority of the Registrable Securities to be included in such offering. No Holder may participate in any underwritten offering contemplated hereby unless such Holder (a) agrees to sell such Holder's Registrable Securities in accordance with any approved underwriting arrangements, and (b) completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents required under the terms of such approved underwriting arrangements.

         7. CHANGES TO THE APPLICABLE RATE UNDER CERTAIN CIRCUMSTANCES (a) Pursuant to Section 2(a) hereof, the Company, may, upon written notice to all the Holders, postpone having the Shelf Registration Statement declared effective for a reasonable period not to exceed 90 days in any 365 day period if the Company possesses material non-public information, the disclosure of which would have a material adverse effect on the Company and its subsidiaries taken as a whole. Notwithstanding any such postponement, the Applicable Rate shall be adjusted as follows, if any of the following events occur (each such event in clauses (i) through (iii) below, a "Registration Default"):

                  (i) if a Shelf Registration Statement has not been filed with the Commission on or prior to the Filing Deadline;

                  (ii) if the Shelf Registration Statement has not been declared effective by the Commission on or prior to the Effectiveness Deadline;

                  (iii) if (A) after the Shelf Registration Statement is declared effective, such Shelf Registration Statement ceases to be effective prior to the earlier of (1) the end of the Shelf Registration Period, (2) the sale of all Registrable Securities registered under the Shelf Registration Statement or (3) the expiration of the applicable period under Rule 144(k) of the Securities Act or (B) such Shelf Registration Statement or the related Prospectus ceases to be usable by Holders who are named as selling securityholders in a previously effective Registration Statement (including if the use of the Prospectus is suspended by the Company for more than 30 days in any 90-day period or an aggregate of 90 days in any 365-day period, as set forth in Section 2(c) hereof) in connection with resales of Securities covered by such Shelf Registration Statement prior to the end of the Shelf Registration Period because either (1) any event occurs as a result of which the related Prospectus forming part of such Shelf Registration Statement would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances in which they were made not misleading or (2) it shall be necessary to amend such Shelf Registration Statement, or supplement the related Prospectus, to comply with the Securities Act or the Exchange Act or the respective rules thereunder.

         Each of the foregoing will constitute a Registration Default whatever the reason for any such event and whether it is voluntary or involuntary or is beyond the control of the Company or pursuant to operation of law or as a result of any action or inaction by the Commission; provided, however, that the Company's failure to register the shares of Common Stock issuable upon conversion of the Securities with the Commission shall not constitute a Registration Default so long as the Company used all reasonable efforts to register such shares.

         Additional interest shall accrue on the Registrable Securities over and above the interest set forth in the title of the Registrable Securities, from and including the date on which any such Registration Default shall occur to but excluding the date on which all such Registration Defaults have been cured or the increase in the Applicable Rate attributable to any Registration Default shall have ceased to be effective, at a rate of 0.50% per annum (the "Additional Interest Rate"). The increase in the Applicable Rate attributable to any Registration Default shall cease to be effective from the date such Registration Default is cured or ceases to be effective pursuant to the next sentence of this paragraph, and the Applicable Rate shall be reduced at such time to the Applicable Rate in effect immediately prior to such Registration Default. If any Registration Default has occurred and not earlier cured, the increase in the Applicable Rate attributable to any Registration Default shall cease to be effective as of the earliest of (i) the end of the Registration Period, (ii) the sale of all Registrable Securities registered under the Registration Statement and (iii) the expiration of the applicable period under Rule 144(k) of the Securities Act. If a Holder has converted some or all of its Securities into the cash and shares of our Common Stock, the Holder will be entitled to receive equivalent amounts of additional interest based on the principal amount of the Securities converted, provided that such additional interest shall not accrue with respect to the Common Stock if the Company uses all reasonable efforts to register such Common Stock.

                  (b) A Registration Default referred to in Section 7(a)(iii) shall be deemed not to have occurred and be continuing in relation to the Shelf Registration Statement or the related Prospectus if (i) such Registration Default has occurred solely as a result of (x) the filing of a post-effective amendment to such Shelf Registration Statement to incorporate annual audited financial information with respect to the Company where such post-effective amendment is not yet effective and needs to be declared effective to permit Holders to use the related Prospectus or (y) the occurrence of other material events or developments with respect to the Company that would need to be described in such Registration Statement or the related Prospectus and (ii) in the case of clause (y) the Company is proceeding promptly and in good faith to amend or supplement such Registration Statement and related Prospectus to describe such events; provided, however, that in any case if such Registration Default occurs for a continuous period in excess of 30 days in any 90-day period or an aggregate of 90 days in any 365-day period, Additional Interest shall be payable in accordance with the above paragraph from the day such Registration Default occurred until such Registration Default is cured.

                  (c) Except as otherwise provided in the Indenture, any amounts of Additional Interest due pursuant to Section 7(a) will be payable in cash on the regular interest payment dates (or such other time as provided in the Indenture for the payment of interest or distributions) with respect to the Securities. The amount of Additional Interest will be determined by multiplying the applicable Additional Interest Rate by the principal amount of the Registrable Securities and further multiplied by a fraction, the numerator of which is the number of days such Additional Interest Rate was applicable during such period (determined on the basis of a 360-day year comprised of twelve 30-day months), and the denominator of which is 360.

         8. RULES 144 AND 144A. The Company shall use all reasonable efforts to file the reports required to be filed by it under the Securities Act and the Exchange Act in a timely manner and, if at any time the Company is not required to file such reports, it will, upon the request of any Holder of Registrable Securities, make publicly available other information so long as necessary to permit sales of their securities pursuant to Rules 144 and 144A of the Securities Act, or any successor regulation or statute thereto. The Company covenants that it will take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Securities without registration under the Securities Act within the limitation of the exemptions provided by Rules 144 and 144A (including the requirements of Rule 144A(d)(4)). The Company will provide a copy of this Agreement to prospective purchasers of Securities identified to the Company by the Purchasers upon request. Upon the request of any Holder of Securities, the Company shall deliver to such Holder a written statement as to whether it has complied with such requirements. Notwithstanding the foregoing, nothing in this
Section 8 shall be deemed to require the Company to register any of its securities pursuant to the Exchange Act.

         9. MISCELLANEOUS.

                  (a) Remedies. The Company acknowledges and agrees that any failure by it to comply with its obligations under Section 2 hereof may result in material irreparable injury to the Purchasers or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Purchasers or any Holder may obtain such relief as may be required to specifically enforce the Company's obligations under Section 2 hereof. The Company further agrees to waive the defense in any action for specific performance of Section 2 hereof that a remedy at law would be adequate.

                  (b) No Inconsistent Agreements. The Company has not, as of the date hereof, entered into, nor shall it on or after the date hereof, enter into, any agreement with respect to its securities or otherwise that is inconsistent with the rights granted to the Holders herein or otherwise conflicts with the provisions hereof.

                  (c) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, qualified, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of a majority in principal amount of the Registrable Securities affected by such amendment, qualification, modification, supplement, waiver or consent.

                  (d) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing and shall be mailed, delivered, telegraphed and confirmed or faxed and confirmed:

                  (1) if to a Holder, at the most current address given by such Holder to the Company in accordance with the provisions of this
         Section 9(d), which address initially is, with respect to each Holder, the address of such Holder maintained by the Registrar under the Indenture; with a copy in a like manner to Deutsche Bank Securities Inc.;

                  (2) if to the Purchasers, initially at the address set forth in the Purchase Agreement; and

                  (3) if to the Company, initially at its address set forth in the Purchase Agreement.

                  The Purchasers, any Holder or the Company by notice to the other may designate additional or different addresses for subsequent notices or communications.

                  (e) Third Party Beneficiaries. The Holders shall be third party beneficiaries to the agreements made hereunder between the Company, on the one hand, and the Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent they may deem such enforcement necessary or advisable to protect their rights or the rights of Holders hereunder.

                  (f) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties and the Holders, including, without the need for an express assignment or any consent by the Company thereto, subsequent Holders of Securities. The Company hereby agrees to extend the benefits of this Agreement to any Holder of Registrable Securities and any such Holder may specifically enforce the provisions of this Agreement as if an original party hereto.

                  (g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                  (h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                  (i) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                  (j) Securities Held by the Company. Whenever the consent or approval of Holders of a specified percentage of principal amount of Securities is required hereunder, Securities held by the Company or its affiliates (other than subsequent Holders of Securities if such subsequent Holders are deemed to be affiliates solely by reason of their holdings of such Securities) shall not be considered to be outstanding and shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

                  (k) Severability. In the event that any one of more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected thereby, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.

                            (Signature page follows.)

                  Please confirm that the foregoing correctly sets forth the agreement between the Company and the Purchasers.

                                            Very truly yours,

                                            CALPINE CORPORATION

                                            By: /s/ ANN B. CURTIS
                                                -----------------------------
                                            Name: Ann B. Curtis
                                            Title: Executive Vice President,
                                                   Secretary and Vice Chairman
                                                   of the Board

                  The foregoing Registration Rights Agreement is hereby confirmed and accepted as of the date first above written.

DEUTSCHE BANK SECURITIES INC.

By: /s/ THOMAS P. LYNCH
    -----------------------------
Name:  Thomas P. Lynch
Title:  Managing Director

By: ______________________________
Name:
Title: